AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2001
                                              REGISTRATION NO. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                                PEOPLESOFT, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    68-0137069
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               4460 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------

                          SKILLSVILLAGE 1999 STOCK PLAN

                            (Full title of the Plans)
                             ----------------------

                                  CRAIG CONWAY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PEOPLESOFT, INC.
                4460 HACIENDA DRIVE, PLEASANTON, CALIFORNIA 94588
                     (Name and Address of Agent for Service)
                                 (925) 694-3000
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                          Proposed        Proposed
                                                           Maximum         Maximum
                                                          Offering        Aggregate      Amount of
                                        Amount to be        Price      Offering Price   Registration
Title of Securities to be Registered   Registered (1)   per Share (2)        (2)            Fee
------------------------------------   --------------   -------------  --------------   ------------
Common Stock, par value $.01 per        130,936 shares     $ 9.93        $ 1,300,194       $ 325
    share, to be issued under the
    SkillsVillage 1999 Stock Plan
=====================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SkillsVillage Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of PeopleSoft, Inc. Common Stock.

(2) Calculation solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share as such options may be exercised.
================================================================================

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by PeopleSoft, Inc., a Delaware corporation (the "Company," "Corporation" or the "Registrant"), relating to 130,936 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible employees of the Company under the SkillsVillage 1999 Stock Plan, as assumed by the Company.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan information

        Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2. Registrant information and employee plan annual information

        Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC on April 2, 2001, as amended by the Form 10-K/A as filed with the SEC on July 2, 2001.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 as filed with the SEC on May 15, 2001.

        (c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A dated October 7, 1992, including any amendment or report filed for the purpose of updating such description.

        (d) The description of the Registrant's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

        All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Company require it to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Company has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. The Company believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

     Exhibit
     Number     Exhibit
     -------    -------
        4       Instruments Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(c) and
                (d).

        5 Opinion and consent of Counsel as to legality of securities being registered.

        23.1    Consent of Ernst & Young LLP, Independent Auditors.

        23.2    Consent of Arthur Andersen LLP, Independent Public Accountants.

        23.3    Consent of Counsel is contained in Exhibit 5.

        23.4    Consent of Arthur Andersen LLP, Independent Public Accountants.

        24 Power of Attorney. Reference is made to page 4 of this Registration Statement.


Item 9. Undertaking

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from
registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 2nd day of July, 2001.

                                       PEOPLESOFT, INC.

                                       By: /s/ KEVIN T. PARKER
                                           -------------------------------------
                                           Kevin T. Parker
                                             Senior Vice President and Chief
                                             Financial Officer (Principal
                                             Financial and Accounting Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Craig Conway, Kevin T. Parker and Anne Jordan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                               TITLE                             DATE
           ---------                               -----                             ----
     /s/ DAVID A. DUFFIELD           Chairman of the Board of Directors          July 2, 2001
--------------------------------
       David A. Duffield

        /s/ ANEEL BHUSRI                Vice Chairman of the Board of            July 2, 2001
--------------------------------                 Directors
          Aneel Bhusri

        /s/ CRAIG CONWAY                 President, Chief Executive              July 2, 2001
--------------------------------            Officer and Director
          Craig Conway                  (Principal Executive Officer
                                               and Director)

      /s/ KEVIN T. PARKER                Senior Vice President and               July 2, 2001
--------------------------------          Chief Financial Officer
        Kevin T. Parker                  (Principal Financial and
                                            Accounting Officer)

      /s/ A. GEORGE BATTLE                        Director                       July 2, 2001
--------------------------------
        A. George Battle

   /s/ FRANK J. FANZILLI JR.                      Director                       July 2, 2001
--------------------------------
     Frank J. Fanzilli Jr.

        /s/ STEVE GOLDBY                          Director                       July 2, 2001
--------------------------------
          Steve Goldby

     /s/ CYRIL J. YANSOUNI                        Director                       July 2, 2001
--------------------------------
       Cyril J. Yansouni

EXHIBIT INDEX

      Exhibit
      Number    Exhibit
      -------   -------
        4       Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A which are incorporated herein by reference pursuant to Items 3(c) and (d).

        5 Opinion and consent of Counsel as to legality of securities being registered.

        23.1    Consent of Ernst & Young LLP, Independent Auditors.

        23.2    Consent of Arthur Andersen LLP, Independent Public Accountants.

        23.3    Consent of Counsel is contained in Exhibit 5.

        23.4    Consent of Arthur Andersen LLP, Independent Public Accountants.

        24 Power of Attorney. Reference is made to page 4 of this Registration Statement.